UNITED STATES
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Occidental Petroleum Corporation
(Name of Registrant as Specified In Its Charter)

Carl C. Icahn
Icahn Partners LP
Icahn Partners Master Fund LP
High River Limited Partnership
Hopper Investments LLC
Barberry Corp.
Icahn Enterprises G.P. Inc.
Icahn Enterprises Holdings L.P.
IPH GP LLC
Icahn Capital L.P.
Icahn Onshore LP
Icahn Offshore LP
Beckton Corp.
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Contact:
Icahn Capital LP
Susan Gordon
(212) 702-4309
Carl C. Icahn Issues Open Letter to
Occidental Petroleum Stockholders

New York, New York, August 28, 2019 -- Today, Carl C. Icahn released the following open letter to stockholders of Occidental Petroleum Corporation.

______________________________________

August 28, 2019

Dear Fellow Occidental Stockholders:

As large stockholders, we are very concerned with the situation at Occidental Petroleum Corporation (“OXY”).  As the market continues to reject OXY’s new business model that puts at risk the Company’s long-standing dividend, and as OXY’s stock price further declines:

ONE: Will CEO Vicki Hollub and her Board breach their fiduciary duties and reject, or fail to properly consider and bring to stockholders, any credible offers to acquire OXY? In our opinion, this is a very real risk.  Further, and as we have previously said, we believe that OXY’s acquisition of Anadarko was in part motivated to create a de facto poison pill that would deter an interested buyer from bidding for OXY.  With our representatives on the Board, and as our record proves, stockholders can be certain our directors will ensure the Board will work diligently to properly respond to any credible bids.

TWO:                            Will Hollub and her Board, who, in our view, failed to prudently exercise discipline in their relentless pursuit of Anadarko, make additional undisciplined mistakes, and possibly panic in a single-minded focus to support the dividend at any cost? Will they do anything in an attempt to try to prove that paying a massive premium for Anadarko was in fact a wise decision?

THREE:                        Recently, we have heard that OXY believes our directors would cause a distraction on the Board.  Is it a distraction to ask tough questions, and challenge assumptions and the status quo, in order to build stockholder value? Because, that is our record.  Additionally, our record shows that we do not micromanage.  However, if OXY were genuinely concerned about these issues, and not just creating an excuse to reject stockholder representation, then we would be happy to provide a list of dozens of CEOs, CFOS and board members who we have worked with over the years and who will attest to our record; indeed Hollub herself has admitted we have created value at many companies.  But in our view, OXY is not actually concerned with our directors being a distraction, instead we believe Hollub and her Board are worried that our presence may open the door to a potential purchaser of OXY and that we would insist that stockholders, not the Board, determine whether they wish to accept a credible bid.

CEO Hollub Agrees:  OXY Needs New Directors

Earlier this week, we learned that OXY’s senior management, including Hollub, believe they have a plan to regain stockholder confidence – by potentially adding two new “qualified” members to the OXY Board.  We fully agree, and as Hollub is well-aware, we have proposed four highly-qualified and experienced director candidates, who have:
•	Deep natural resource and energy experience, as executives, directors and investors;
•	Led significant and successful M&A transactions that have been well-received and supported by stockholders;
•	Decades of financing experience that would have challenged the Berkshire Hathaway preferred financing;
•	A long history of balancing collaboration with management and board accountability; and
•	Held leadership positions and served as directors of large public companies.

After four disastrous months, during which Hollub and her Board:
•	Structured the Anadarko deal to avoid a stockholder vote;
•	Agreed to Berkshire’s egregious financing terms in order to pay a 17% premium over Chevron’s bid to Anadarko stockholders; and
•
Oversaw OXY’s 37% stock collapse, from April 11, 2019, the day OXY’s acquisition interest in Anadarko was first announced, to August 27, 2019, for an equity loss of almost $20 billion, compared to the XLE over the same period which is down 17%, we believe these mistakes must be addressed and that adding two new directors, hand-picked by Hollub and her Board, is not the solution.

The Status Quo Cannot Continue

We have proposed four highly-qualified director candidates, yet Hollub and her Board appear to be looking for “qualified” directors anywhere but in our direction.  If Hollub and her Board are serious about refreshing the OXY Board, why haven’t they even sought to meet our director candidates? After a disastrous four months, how does Hollub and her Board expect to regain stockholder confidence if they are not even willing to consider director candidates suggested by a stockholder who has invested almost $2 billion in OXY?  In fact, over my five-decade investing career, we have created hundreds of billions of dollars of value for stockholders by guiding boards and CEOs to take the steps necessary to greatly increase the value of their companies; how could that experience not be a positive for the OXY Board?  Why must the OXY Board be composed of only Hollub’s hand-picked directors?  In our view, a diversity of opinion, and board members willing to challenge management, ask questions and seek accountability is precisely what is needed at OXY right now.  Believe me, if Hollub is allowed to hand-pick her new directors, OXY stockholders can be sure, nothing will change at Occidental.

Hollub Agrees:  OXY’s Corporate Governance is Flawed,
Bureaucratic and Needs To Change --  So, Why Hasn’t It Changed?

We also learned this week that Hollub and her team acknowledge that OXY’s corporate governance is flawed and plan to make changes to a very bureaucratic process designed to, among other things, impede stockholders who seek to call a special meeting or to act by consent, which of course, is precisely what we have been saying for the past several months.1  That’s nice that they have acknowledged the problem.  But, if they are serious, they should just fix it.  The CEO and the Board have the power and it is their responsibility to fix this flawed governance process.  Remarkably, instead of fixing the problem, we believe they are actually investing their time and OXY’s resources to invoke their flawed governance to prevent stockholders from participating in our consent solicitation. Hollub and her Board should immediately empower stockholders to be able to simply vote on whether to set a record date and should immediately eliminate the cumbersome requirements that currently stand in the way of stockholders from casting their vote on this extremely important matter.

Indeed, almost four months ago OXY stockholders voted to amend the Charter to lower the threshold required to call a special meeting of stockholders.  Since then Hollub and her Board, in blatant disregard of stockholder wishes, have said nothing and done nothing to implement this important stockholder resolution. This, too, is why change is needed at OXY.

Hollub and her Board do not wish to be held accountable for anything.  But who can blame them for believing they aren’t accountable, if we, as stockholders, do nothing to hold them accountable for their egregious “bet-the-company” merger?

YOUR SUPPORT IS IMPORTANT.

FIRST, WE NEED YOUR SUPPORT TO
DEMAND THAT THE COMPANY SET A RECORD DATE FOR
OUR PROPOSED CONSENT SOLICITATION.

SECOND, WE NEED YOUR SUPPORT TO:
REMOVE UP TO FOUR OCCIDENTAL DIRECTORS,
ELECT UP TO FOUR NEW DIRECTORS TO PROVIDE BOARDROOM OVERSIGHT,
AND
FIX OCCIDENTAL’S BYLAWS TO PROVIDE BASIC STOCKHOLDER RIGHTS.

Please refer to the Icahn Solicitation Statement, filed with the
SEC on July 18, 2019. Follow the steps necessary to
demand that the Company set a
record date for our proposed consent solicitation.

* * *
If you have any questions, please contact:

Harkins Kovler, LLC
Banks and Brokers Call: +1 (212) 468-5380
All Others Call Toll-Free: +1 (800) 339-9883
Email: Icahn-OXY@HarkinsKovler.com

1 Apparently, Hollub and her team came to understand that OXY’s corporate governance is flawed because we raised the issue, which begs the question, what does the Board’s five-member “Corporate Governance” committee even do?

Additional Information and Where to Find it;
Participants in the Solicitation

CARL C. ICAHN AND THE OTHER PARTICIPANTS IN THE SOLICITATION (TOGETHER, THE “PARTICIPANTS”) FILED A DEFINTIVE SOLICITATION STATEMENT ON JULY 18, 2019 WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) TO BE USED TO SOLICIT WRITTEN REQUESTS FOR FIXING A RECORD DATE IN CONNECTION WITH THE PROPOSED ACTIONS BY WRITTEN CONSENT OF THE STOCKHOLDERS OF OCCIDENTAL PETROLEUM CORPORATION (“OCCIDENTAL”). SECURITY HOLDERS ARE ADVISED TO READ THE SOLICITATION STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH SOLICITATION. THESE MATERIALS AND OTHER MATERIALS FILED BY THE PARTICIPANTS WITH THE SEC ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH SOLICITATION IS CONTAINED IN THE SOLICITATION STATEMENT. EXCEPT THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.20 PER SHARE, OF OCCIDENTAL OR AS OTHERWISE DISCLOSED IN THE SOLICITATION STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN OCCIDENTAL.

Other Important Disclosure Information

SPECIAL NOTE REGARDING THIS LETTER:

THIS LETTER CONTAINS OUR CURRENT VIEWS ON THE VALUE OF OCCIDENTAL SECURITIES AND CERTAIN ACTIONS THAT OCCIDENTAL’S BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. OCCIDENTAL’S ACTUAL PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS LETTER. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

THIS LETTER ALSO REFERENCES THE SIZE OF OUR RESPECTIVE CURRENT HOLDINGS OF OCCIDENTAL SECURITIES RELATIVE TO OTHER HOLDERS OF SUCH SECURITIES. OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING OCCIDENTAL WITHOUT UPDATING THIS LETTER OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this letter are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified in Occidental’s public filings. Such forward-looking statements should therefore be construed in light of such factors, and the Participants are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.